Exhibit 25.7

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM T-2

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF AN INDIVIDUAL DESIGNATED TO ACT AS TRUSTEE

RICHARD PROKOSCH

(Name of  Trustee)

60 Livingston Avenue

EP-MN-WS3C

St. Paul, Minnesota  55107

(Business address, street, city, state and zip code)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY

(Exact name of Obligor as specified in its charter)

ILLINOIS	37-0211380
(State of Incorporation)	(I.R.S. Employer Identification No.)

607 East Adams Street Springfield, Illinois	62739
(Address of Principal Executive Offices)	(Zip Code)

FIRST MORTGAGE BONDS

(Title of the Indenture Securities)

Item1.                     Affiliations with the Obligor

If the obligor or any underwriter for the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Items 2 through 10.

These items are not applicable because to the best of the Trustee’s knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 11.                 List of Exhibits

List below all exhibits filed as a part of this statement of eligibility.

Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, I, Richard Prokosch, have signed this statement of eligibility in The City of St. Paul, and State of Minnesota, on the 12th day of November, 2008.

By:	/s/ Richard Prokosch
Richard Prokosch
(Signature of Trustee)